                                                                    EXHIBIT 10.4

                              CONSULTING AGREEMENT
                              --------------------


     THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into this 1st day of December 1995, effective as of the 1st day of December, 1995, by and between Citadel Computer Systems, Inc. (hereinafter referred to as "Citadel") a Delaware Corporation, having its principal place of business at 2950 North Loop West, Suite 1080, Houston, Texas 77092 and Gilbert Gertner ( hereinafter referred to as "Consultant")



                                   RECITALS:

     1   Citadel desires to retain Consultant as its Chief Financial Consultant.

     2.  Consultant desires to be retained by Citadel in such capacity.

     3. The parties to this Agreement wish to reduce to writing their prior oral understanding and agreement as to employment and compensation of Consultant.

     NOW, THEREFORE, in consideration of the representations, warranties and mutual promises hereinafter set forth, it is agreed as follows:

     1.  Employment. Citadel hereby retains Consultant and Consultant hereby
         ----------
accepts the position of Chief Financial Consultant of the Citadel in the Houston, Texas, office of Citadel (or in such other position and/or locations as may be mutually agreed upon) upon the terms and conditions hereinafter set forth.

     2.  Term. Subject to the provisions for termination as hereinafter
         ----
provided, the term of this Agreement (the "Term") shall commence on the 1st day of December, 1995, and shall terminate on November 30, 2000. After November 30, 2000, the parties may extend this Agreement for additional periods of time and at such compensation as is mutually agreed upon by the parties from time to time upon the execution of a mutually agreed written Extension Agreement prior to the end of the Term or any extension thereof. Such additional extensions shall be valid until written notice of termination is delivered by either party thirty
(30) days in advance of the termination date of this Agreement. If the parties to this Agreement fail to execute an Extension Agreement, unless otherwise terminated, this Agreement shall be automatically renewed for an additional twelve (12) month period from the expiration of the Term, or from the end of any period covered by any subsequently executed extension, under the same terms and conditions applicable at the end of the Term, or as may be amended in writing, and shall automatically renew in such manner each year thereafter.



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

     3.  Duties. During the Term of this agreement the Consultant agrees to
         ------
serve as Chief Financial Consultant of Citadel, except as may be modified by the written agreement of the parties hereto. In his capacity Chief Financial Consultant, Consultant will be directly involved in advising Management and the Board of Directors on general business matters and financial transactions involving Citadel and will perform such duties and responsibilities for Citadel as may from time to time be assigned to him by the Board of Directors of Citadel. Consultant shall have direct involvement in all areas of Citadel, and shall report directly to the Board of Directors of Citadel. Consultant shall have no responsibility for payroll nor for the filing of any payroll tax return, nor for payment of any tax of any kind that may be due or payable by Citadel or any of its divisions.

     4.  Covenant Not to Compete. Consultant agrees that he will not, either
         -----------------------
directly or indirectly, carry on or engage in any business directly competing with the business conducted by Citadel during the initial term of this contract, and for a total of two (2) years following the later of the expiration of the initial term, or any extension of this contract.

     5  Compensation. As compensation for all services rendered by Consultant
        ------------
under this Agreement, Citadel shall pay Consultant as follows:

          (a) Base Salary. Consultant shall receive a base salary of the
              -----------
          following monthly amounts which shall be payable on the 1st business day of each month, beginning December 1, 1995:



          Period                                 Monthly Salary
          December 1, 1995- November 30, 1996           $10,000
          December 1, 1996- November 30, 1997           $11,000
          December 1, 1997- November 30, 1998           $12,000
          December 1, 1998- November 30, 1999           $12,000
          December 1, 1999- November 30, 2000           $12,000

          (b) Bonus. Consultant may receive other bonuses or other extraordinary
              -----
          compensation as determined in the discretion of the Board of Directors of Citadel. Such bonuses shall be paid at such times and in such amounts as the Board of Directors may determine.

          (c.) Withholding for Taxes. All payments under this Agreement shall
               ---------------------
          NOT be subject to federal withholding and other applicable taxes, as Consultant is an Independent Contractor.

     6.  Automobile Allowance. Citadel shall pay Consultant an automobile
         --------------------
allowance of $950.00 per month, payable on the last business day of each month. Consultant shall, at his own cost and expense, procure an automobile for use in Citadels business. Consultant shall further procure and maintain in force an automobile liability policy covering such automobile with Citadel as the named insured in the minimum amount of $1,000,000 for bodily injury or death in one

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accident, $1,000,000 for bodily injury or death to one person in one accident and $100,000 for property damage in one accident. Consultant shall deliver to Citadel a true copy of such automobile liability insurance policy. Consultant shall further, at his own cost and expenses, maintain such automobile in proper operating condition. In lieu of such allowance, Citadel may provide an automobile satisfactory to Consultant and pay insurance and maintenance costs thereof; provided however, that if Consultant has acquired an automobile for use in Citadel's business, Citadel may not substitute the provision of an automobile except upon twelve months' notice.

     7.  Consultant Benefits.
         -------------------

          (a) Citadel shall include Consultant and his dependents under Citadel's current major medical benefit plan at no cost to Consultant.

          (b) Consultant shall be entitled to participate in any Consultant benefit plans or agreements maintained or adopted in the future by Citadel relating to retirement, health, disability, dental, group term life insurance, paid holidays, and other related benefits offered to Consultants generally by Citadel.

     8.  Vacation. Consultant shall be entitled each year to annual vacation,
         --------
personal and sick leave at the Consultant's discretion.

     9.  Working Facilities. Consultant shall be furnished with a private office
         ------------------
at Citadel's principal executive office (at which he shall be stationed). Consultant shall also be provided with a secretary and such other facilities and services, suitable to his position and adequate for the performance of his duties.

     10. Business Expenses. Citadel shall pay all costs and expenses incurred
         -----------------
by Consultant for all reasonable travel and other expenses incurred by Consultant in performing his obligations under this Agreement. Such reimbursement will be made on or before the end of the first Pay Period following the date the expenses are submitted by Consultant to Citadel. Consultant shall be reimbursed for the monthly service costs of a cellular phone for Consultant's use.

     11. Termination of Agreement. This agreement shall not be terminated prior
         ------------------------
to the expiration of its term or any extension thereof, except upon the mutual consent of the parties hereto, or in the event of the death or permanent total disability of Consultant, or for due cause, upon the good faith determination by the Board of Directors of Citadel that "due cause" exists for the termination of the relationship created in this Agreement. As used herein, the term "due cause" shall include, but is not limited to, the following events which are only used herein for illustrative purposes:

         (i) any intentional misapplication by Consultant of Citadel's funds, or any other act of dishonesty injurious to Citadel committed by Consultant; or


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          (ii)   Consultant's conviction of a crime involving moral turpitude,
                 or
          (iii) Consultant's breach, nonperformance or non-observance in any material respect of a material term of this agreement, including his duties and obligations as an Consultant, if such breach, non performance or non observance shall continue beyond a period of five (5) business days immediately after notice thereof by Citadel to Consultant; or
          (iv) any other action by Consultant involving willful and deliberate malfeasance or gross negligence in the performance of Consultant's duties.

     12.  Severance Payments.
          ------------------


     (a) If this agreement is terminated due to the death or disability of Consultant, no severance payments shall be due to Consultant.

     (b) In addition to the foregoing amounts, Consultant shall be entitled upon termination for whatever cause to any unpaid salary and bonus pay. Such amounts shall be paid in a lump sum within 30 days after the effective date of his termination of this Agreement. Any options to purchase shares which would be exercisable during the Term of this Agreement or any extension thereof shall become fully exercisable upon the termination of this Agreement.

     13.  Waiver of Breach. The waiver by Citadel of a breach of any provision
          ----------------
of this Agreement by Consultant shall not operate or be construed as a wavier of any subsequent breach by Consultant.

     14.  Legal Construction and Severability. If any one or more of the
          -----------------------------------
provisions contained in this Agreement shall for any reason be held invalid, illegal, unenforceable in any respect, under present or future law, such provision shall be fully severable and such invalid, illegal, or unenforceable provision shall not affect any other provision of this Agreement. In such event this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement and the remaining provisions of this Agreement shall continue in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement, a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

     15.  Assignment. This Agreement is a personal services contract and is not
          ----------
assignable by Consultant. This Agreement is not assignable by Citadel except with the consent of Consultant and then only to a partnership, corporation, or other entity which shall purchase substantially all of its assets or shall be its legal successor pursuant to any merger, consolidation, or other action



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permitted by law. Subject to the qualification in the preceding sentence, the rights and obligations of Citadel under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of Citadel.

     16.  Governing Law: Venue. This Agreement shall be construed under and in
          --------- ----------
accordance with the laws of the State of Texas. In the event that any legal proceedings are instituted concerning the interpretation or enforcement of this Agreement, exclusive venue over such proceedings shall be vested in courts sitting in the State of Texas.

     17.  Attorneys' Fees and Costs. If any action at law or in equity is
          ---------- --------------
necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys fees, costs, and necessary disbursements in addition to any other relief to which he may be entitled.

     18.  Notices. All notices shall be in writing and shall have been duly
          -------
given if delivered by hand or mailed, certified or registered mail, return receipt requested to the following address or to such other address as either party may designate by like notice:

If to Consultant:

             Gilbert Gertner
             Citadel Computer Systems, Inc.
             2950 N. Loop West #1080
             Houston, Texas 77092


If to Citadel:

             George Sharp
             Citadel Computer Systems, Inc.
             2950 N. Loop West #1080
             Houston, Texas 77092

     19.  Entire Agreement. This Agreement constitutes the sole and only
          ----------------
agreement of the parties hereto and supersedes any prior understanding or written or oral agreement between the parties respecting the within subject matter. This Agreement may not be changed orally, but only by an agreement in writing signed by both parties hereto.



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

Citadel has caused this Agreement to be executed by its authorized officer and the Consultant has signed this Agreement.

Citadel:



                                /s/  George Sharp
                                --------------------------------------
                                George Sharp
                                Citadel Computer Systems, Inc.



Consultant:


                                /s/  Gilbert Gertner
                                --------------------------------------
                                Gilbert Gertner





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